                                 VIRGINIA GAS COMPANY


$4,250,000                                                     November 15, 1994


         VIRGINIA GAS COMPANY, a Delaware corporation (the "Corporation"), for value received, hereby promises to pay to the INDUSTRIAL DEVELOPMENT AUTHORITY OF BUCHANAN COUNTY, VIRGINIA (the "Authority"), or assigns, the principal sum of FOUR MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($4,250,000) as follows:

         Installments of principal shall be payable by November 15 each year in amounts and in the manner set forth herein and with interest thereon payable from the dated date of this Note on May 15, 1995, and thereafter semiannually on each November 15 and May 15, at the rates and in the manner set forth below on each installment of principal set forth below not previously paid in full:

              Year                Amount                Rate
            --------         -------------         ------------

              1996           $    120,000                6.00%
              1997                100,000                6.25
              1998                105,000                6.50
              1999                 95,000                6.75
              2000                 30,000                7.00
              2001                105,000                7.25
              2002                115,000                7.50
              2003                125,000                7.75
              2017              3,455,000                9.00

Payments of installments on the principal due as set forth above shall be due on the fifteenth day of each month beginning on November 15, 1995, with amounts payable in each installment and with credits toward such amounts determined in accordance with Article VI of the Indenture and Article IV of the Loan Agreement, each as hereinafter defined, but with the full amount of the principal installment due for each year as set forth above to be paid by October 15 of the year set forth above. Payments of interest shall be due on the fifteenth day of each month, beginning on December 15, 1994, with amounts (including interest on overdue installments of interest) payable on each date and with credits toward such amounts determined in accordance with Article VI of the Indenture and Article IV of the Loan Agreement, but with the full installments of interest not then paid in full accrued to each May 15 and November 15 to be paid by each preceding April 15 and October 15, respectively. All payments hereon shall be applied first to interest and then to principal.

         Payments shall be made in lawful money of the United States of America at the principal corporate trust office of the Trustee, as hereinafter defined, in Richmond, Virginia, or at such other place as the Trustee may direct in writing. The principal hereof, premium, if any, and interest hereon shall be payable by wire or other transfer of immediately available funds to the

Trustee or by deposit of clearing house or other next-day funds with or to the account of the Trustee at or prior to the opening of business on the day such payments shall become due and payable (or the next preceding business day if such date is a Saturday, Sunday or holiday in the city in which the principal corporate trust office of the Trustee is located).

         If at any time the amount held by the Trustee in the Bond Fund and the Reserve Fund, each as defined in the Indenture, should be sufficient to pay at the times required the principal of, and premium, if any, and interest on the Bonds, as hereinafter defined, then remaining unpaid and to pay all fees and expenses of the Trustee and the paying agents accrued and to accrue through final payment of the Bonds, the Corporation shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in such funds.

         The Authority, by the execution of the Indenture and the assignment form at the foot of this Note, is assigning this Note and the payments thereon to Crestar Bank, as trustee (the "Trustee"), acting pursuant to an Indenture of Trust dated as of November 1, 1994 (the "Indenture"), between the Authority and the Trustee, as security for the Authority's $4,250,000 Natural Gas Facilities Revenue Bonds (Virginia Gas Company Project), Series 1994 (the "Bonds"), all as issued pursuant to the Indenture. Payments of principal of, premium, if any, and interest on this Note shall be made directly to the Trustee for the account of the Authority pursuant to such assignment and applied only to the principal of, premium, if any, and interest on the Bonds. All obligations of the Corporation hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Loan Agreement and the Bonds have been paid or provided for in full.

         In addition to the payments of principal and interest specified herein, the Corporation shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to enable the Trustee to make the payments and deposits required by Article VI of the Indenture, including, without limitation, amounts necessary to fund and maintain the Reserve Fund upon the Initial Deposit to the Reserve Fund (as defined in the Indenture) and amounts necessary to provide for payment when due of principal of (whether at maturity, by acceleration, call for redemption or otherwise) and premium, if any, and interest on the Bonds.

         The Corporation shall have the option and the obligation to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Loan Agreement dated as of November 1, 1994 (the "Loan Agreement") between the Authority and the Corporation.

         This Note is issued to evidence the Corporation's payment obligations in Section 4.1(a) of the Loan Agreement and is entitled to the benefits and subject to the conditions thereof, including the provisions of Section 4.4 thereof that the Corporation's obligations thereunder and hereunder shall be unconditional. All the terms, conditions and provisions of the Loan Agreement are, by this reference thereto, incorporated herein as a part of this Note.

         Upon the occurrence of certain Events of Default, as defined in the Loan Agreement, the principal of this Note may be declared, and the same shall become, due in accordance with the Loan Agreement.

         Upon the prepayment or the call for redemption and the surrender of this Note for prepayment or redemption in part only, the Corporation shall cause to be executed and delivered at the expense of the Corporation, a new Note of like form and tenor, but in principal amount equal to the unpaid or unredeemed portion of the principal of this Note. The Trustee may, in lieu of surrendering this Note for a new Note, endorse on this Note acknowledgment of such partial prepayment or redemption, which acknowledgment shall set forth, over the signature of the Trustee, the payment date, the principal amount prepaid or redeemed and the principal amount remaining unpaid as provided in Exhibit A.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         THE OBLIGATION OF THE CORPORATION TO MAKE PAYMENTS UNDER THIS NOTE IS ON A PARITY WITH THE OBLIGATION OF THE CORPORATION TO MAKE PAYMENTS UNDER ITS $3,000,000 PROMISSORY NOTE DATED JANUARY 6, 1994 AND ISSUED TO THE INDUSTRIAL DEVELOPMENT AUTHORITY OF RUSSELL COUNTY.

         IN WITNESS WHEREOF, the Corporation has caused this Promissory Note to be duly executed in its name and on its behalf by its duly authorized officer and to be dated the date first above written.

                             VIRGINIA GAS COMPANY



                             By -----------------------------
                                Name:  Mark N. Witt
                                Title:  Vice President



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                                      EXHIBIT A

                       SCHEDULE OF PREPAYMENTS AND REDEMPTIONS


                      Amount of Prepayment         Remaining Balance
Signature of Date         or Redemption                  of Note
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


                                      ASSIGNMENT


         The Industrial Development Authority of Buchanan County, Virginia (the "Authority"), hereby irrevocably assigns without recourse the foregoing Promissory Note to Crestar Bank, as trustee (the "Trustee"), acting pursuant to an Indenture of Trust dated as of November 1, 1994 (the "Indenture"), between the Authority and the Trustee and hereby directs Virginia Gas Company, as the maker of the Note, to make all payments of principal, premium and interest thereon directly to the Trustee at its principal corporate trust office in Richmond, Virginia, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of the Authority's $4,250,000 Natural Gas Facilities Revenue Bonds (Virginia Gas Company Project), Series 1994, issued pursuant to the Indenture.

                             INDUSTRIAL DEVELOPMENT AUTHORITY
                               OF BUCHANAN COUNTY, VIRGINIA



                             By ------------------------------
                                Name: Joe Gary Street
                                Title: Chairman